Exhibit 99.2

GCT Semiconductor, Inc. GCT Semiconductor, Inc. Investor Presentation November 2023

Legal Disclaimer

The information contained in this presentation is provided solely to assist interested parties in making their own evaluation with respect to a potential business combination between GCT Semiconductor, Inc. ("GCT") and Concord Acquisition Corp III ("Concord") and related transactions (the "Proposed Business Combination") and for no other purpose. By reviewing or reading this presentation, you will be deemed to have agreed to the obligations and restrictions set out below. This presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof.

This presentation and any accompanying oral statements is not an offer to sell nor is it a solicitation of any offer to buy any securities nor a recommendation to buy, any securities in any jurisdiction, nor the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Proposed Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities will be made only pursuant to a definitive Subscription Agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. Concord and GCT reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation, and conveys no right, title or interest in GCT or the products of its business activities.

No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Concord, GCT or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This data is subject to change. Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with Concord, GCT or their respective representatives as investment, legal or tax advice. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of GCT or the Proposed Business Combination. Recipients of this presentation should each make their own evaluation of GCT and the Proposed Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

In connection with the Proposed Business Combination, a registration statement on Form S-4 (the "Form S-4") is expected to be filed with the SEC by Concord. The Form S-4 will include a preliminary proxy statement for the stockholders of Concord that also constitutes a preliminary prospectus. These materials will contain important information about Concord, GCT and the Proposed Business Combination. This Presentation does not contain all of the information that should be considered concerning the Proposed Business Combination and is not intended to form the basis of any investment decision in respect of the Proposed Business Combination. Concord stockholders and other interested persons are advised to read the proxy statement/prospectus and other documents filed in connection with the Proposed Business Combination, when available, because these materials will contain important information about GCT, Concord and the Proposed Business Combination.

When available, the definitive proxy statement/prospectus will be mailed to Concord's stockholders as of a record date to be established for voting on the Proposed Business Combination. Interested parties will also be able to obtain free copies of such documents filed with the SEC (once available) at the SEC's website located at www.sec.gov, or security holders may direct a request to Concord Acquisition Corp III, Attn: Corporate Secretary, 477 Madison Avenue, 22nd Floor, New York, NY 10022.

Concord, GCT and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concord's security holders in connection with the Proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Concord's directors and executive officers in its filings with the SEC, including Concord's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 (the "2022 Form 10-K"). Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Concord's security holders in connection with the Proposed Business Combination will be set forth in the Form S-4, along with information concerning the interests of Concord's and GCT's participants in the solicitation. Such interests may, in some cases, be different from those of Concord's or GCT's equity holders generally.

GCT Semiconductor, Inc. 2

Legal Disclaimer (cont.)

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, Concord's and GCT's expectations with respect to the proposed business combination between Concord and GCT, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the enterprise valuation of GCT, market opportunities for GCT's products and technology, GCT's projected future results and anticipated industry trends, including the 4G and 5G markets. Words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Concord's and GCT's control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all,; the risk that the transaction may not be completed by Concord's business combination deadline, even if extended; the failure to satisfy the conditions to the consummation of the transaction, including stockholder approval of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; the effect of the announcement or pendency of the transaction on GCT's business relationships, performance, and business generally; the inability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees; costs related to the Proposed Business Combination; the outcome of any legal proceedings that may be instituted against GCT or Concord following the announcement of the Proposed Business Combination; the inability to meet and maintain the listing of Concord or the combined company on NYSE; the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Business Combination, including the growth of 5G market; the risk of economic downturns that affects GCT's business operation and financial performance; the risk that GCT may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; and other risks and uncertainties indicated from time to time in the registration statement on Form S-4, including the proxy statement/ prospectus contained therein, to be filed relating to the Proposed Business Combination, including those under the "Risk Factors" section therein and in Concord's other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCT and Concord assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Market Data and Statistics

This presentation includes statistical and other industry and market data that GCT obtained from industry publications and research, surveys, studies and other similar third-party sources, as well as GCT's estimates based on such data and on GCT's internal sources. Such data and estimates involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. GCT believes that the information from these third-party sources is reliable; however, neither GCT nor Concord independently verified them, neither GCT nor Concord makes any representation as to their accuracy or completeness and neither GCT nor Concord undertakes to update the data from such sources after the date of this presentation. Further, GCT's business and the industry in which it operates is subject to a high degree of risk and uncertainty, which could cause results to differ materially from those expressed in the estimates made by the third-party sources and by GCT.

Trademarks

This presentation contains trademarks, service marks, trade names, and copyrights of GCT, Concord and third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or copyrights in this presentation is not intended to, and does not imply, a relationship with GCT or Concord, or an endorsement or sponsorship by or of GCT or Concord. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, * or © symbols, but such references are not intended to indicate, in any way, that GCT or Concord will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.

GCT Semiconductor, Inc. 3

GCT Semiconductor, Inc. 4 Introduction Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

Concord Acquisition Corp III overview

Concord/Sponsor Management



Jeff Tuder, **CEO**
- Mr. Tuder has served as Chief Executive of Concord III since February 2021
- Mr. Tuder is the founder of Tremson Capital Management, investing in undervalued public and private companies
- Previously held various investment positions, including at JHL Capital Group, a $3 billion multi-strategy hedge fund



David Schamis, **CIO, Atlas Merchant Capital**
- Mr. Schamis is a founding partner of Atlas Merchant Capital
- From 2000 until 2014, Mr. Schamis worked as a managing director at J.C. Flowers investing in North America, South America, Europe, and Asia
- Prior to J.C. Flowers, he worked at Salomon Smith Barney from 1995 until 2000



Bob Diamond, **Chairman of the Board of Directors**
- Mr. Diamond is a Founding Partner of Atlas Merchant Capital
- Until 2012, Mr. Diamond was the CEO of Barclays, previously having held positions as an executive director and member of the Barclays Executive Committee
- Prior to Barclays, Mr. Diamond held senior executive positions at Credit Suisse First Boston and Morgan Stanley in the US, Europe, and Asia

What Attracted Concord to GCT?

- ✓ Seasoned management team with deep expertise in the wireless connectivity space
- ✓ Strong patent and intellectual property portfolio
- ✓ Highly attractive TAM and high barrier to entry
- ✓ Proven ability to support major wireless programs and full scale 5G rollout plan of secured OEM & operator development agreements

Concord Seeks a Long-Term Partnership

- ✓ Differentiated sponsor alignment structure to deliver a significant value to all stakeholders over time
- ✓ Existing investor support of GCT through transaction and into the public markets
- ✓ Deep relationships with industry-leading investors and long-term partners
- ✓ Sponsor group committed to the continued growth of GCT and its leading partnerships

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking GCT Semiconductor, Inc. 5

Strong leadership with extensive industry experience

GCT

Management

Prior Experience and Affiliations



Mr. John Schlaefer
CEO & President
National Semiconductor



Dr. Jeongmin 'Jeemee' Kim
CTO
서울대학교 SEOUL NATIONAL UNIVERSITY



Mr. Youngdae 'David' Yoon
CFO International Finance; Treasurer
pwc

Board of Directors

Prior Experience and Affiliations



Dr. Kyeongho 'KH' Lee
Chairman of the Board; *Representing the largest shareholder*
Founder of GCT Semiconductor
anapass



Mr. John Schlaefer
CEO & President
National Semiconductor



Dr. Jeongmin 'Jeemee' Kim
CTO
서울대학교 SEOUL NATIONAL UNIVERSITY



Mr. Robert Barker
Board Member, Former CFO of Micrel
MICREL



Mr. Hyunsoon Shin
Board Member; CEO of CJ America
CJ AMERICA



Dr. Kujjin Chun
Board Member; Professor at Seoul National University, Electrical Engineering
서울대학교 SEOUL NATIONAL UNIVERSITY

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking
GCT Semiconductor, Inc. 6

GCT Semiconductor, Inc. 7 GCT at a glance We are a leading supplier of highly - integrated 4G LTE and 5G semiconductor solutions, currently developing a competitive and cost - effective full - band 5G chipset portfolio for global markets What do we offer? SoC (1) solutions and chipsets integrating RF, baseband modem, digital signal processing & protocol stack software providing optimal form factors, low power consumption, high performance, high reliability and cost effectiveness Why now? Few reliable alternatives to 5G incumbents, whether due to high barriers to entry, market pushback against incumbents or political sanctions against certain offshore suppliers, has created a timely opportunity for GCT to expand rapidly Who do we offer it to? A variety of global Tier 1 wireless operators, ODMs & OEMs (2) focused on designing differentiated solutions for rapidly growing non - handset applications with the support of a leading silicon partner Why do we win? We approach the market as a silicon partner , leveraging 120+ patents and proprietary multi - antenna transceiver and modem technology to promote long - term design relationships Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking (1) SoC defined as System on a Chip (2) ODMs defined as Original Device Manufacturers; OEMs defined as Original Equipment Manufacturers

GCT Semiconductor, Inc. 8 GCT’s long - standing industry relationships Strategic Shareholders Global Customer Base Additional Shareholders Yuanta VC Yuanta Securities Wi Harper Group Mustang Capital Bokwang Investment Global Growth Inv. Titan Multi - Asset Fund SPC Aon 21 LLC Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 9 Key investment highlights Scarcity value and high barriers to entry GCT is one of only a handful of remaining companies worldwide with commercially - proven 4G LTE & 5G solutions, leveraging leading - edge multi - antenna modem tech to provide differentiated solutions to operators Proven ability to support major wireless programs GCT has a proven history of supplying SoC and chipsets into major wireless platforms spanning CAT - 1/M1/NB IoT and 4G CAT3 to 4.75G CAT12 mobile router and CPE 4G to 5G transition a boon to ASPs and margins 4x difference in ASPs between 4G and 5G chipsets (1) expected to drive significant inflection in revenue and gross margins in 2024 and beyond Multiple 5G development agreements demonstrate GCT’s importance to the industry Multiple development agreements with operators, OEM and ODM partners position GCT as a valuable 5G silicon & software provider Strategic foundry relationship with Samsung for 8nm and below GCT & Samsung Foundry enjoy a mutually beneficial foundry relationship providing secure access to leading - edge technology as GCT’s 5G business ramps Strong growth driven by steady 4G business while 5G begins to ramp anticipated to start in mid 2024 4G base business growth expected to be supplemented by rapid 5G revenue ramp driven by volume commitments and forecasts from existing development partners (1) Based on GCT management estimates Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 10 Market Opportunity Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 10 11 A $23 billion global silicon market opportunity for GCT (1) Mobile Subscriptions by Technology Generation (billion) (2) 5G LTE (4G) 8.3B Industrial M2M 1.3B connection s ↑ 18% CAGR 2022 - 2028 Cellular IoT 500M connections ↑ 25% Mobile Broadband 400M connections ↑ 9% FWA CPE 100M connections ↑ 20% 9.1B GCT’s Targeted End Applications (2022) (1) 0 1 2 3 4 5 6 7 8 9 (1) Based on applying ASPs of $3 to IoT, $10 to M2M, $10 to Mobile Broadband “MBB” and $40 to Fixed Wireless Access “FWA” to Eric sso n Mobility Report, June 2023 numbers (2) Ericsson Mobility Report, June 2023 Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking CAGR 2022 - 2028 CAGR 2022 - 2028 CAGR 2022 - 2028 3G 2G

GCT Semiconductor, Inc. 12 Powerful market forces favor GCT’s strategic positioning GCT’s full - stack technology platform and market neutrality coincide with 5G market tailwinds: Emerging use cases requiring 5G’s low - latency Streaming, AR/VR, industrial automation, Artificial Intelligence Structural ▪ GCT Management believes there are no established alternatives in the West to Qualcomm for full - featured 5G SoCs ▪ GCT believes carriers’ post - paid mobile plans are no longer a meaningful growth driver, forcing them to explore new business models Political ▪ Infrastructure Investment and Jobs Act of 2021 ▪ Technological and political decoupling with China “As we start to see more 5G chipsets getting embedded in edge equipment, not just devices that we use with our hands, I think you're going to begin to see a larger growing revenue stream from the 5G spectrum deployed in the enterprise space with those basic services. It doesn't require a lot of really high science in private networking, for example, to achieve that monetization. I'm encouraged because that's the trends that I'm seeing in the discussions with our largest enterprise accounts.” (1) – Jeffery Scott McElfresh, AT&T COO (1) Jeffery Scott McElfresh, 2023 Morgan Stanley TMT Conference Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT is a differentiated asset

GCT believes we are one of only a handful of remaining suppliers with a **credible full-featured 5G platform**

up to 4G/4.5G

EXITED: Renesas, Texas Instruments, NXP, NVIDIA, Ericsson, Broadcom, LG, Nokia

Altair semiconductor, Leadcore, ASR Microelectronics

up to 4.9G

EXITED: intel

US SANCTIONS: UNISOC, Sanechips

up to 5G

Qualcomm, Samsung, MediaTek: Qualcomm is the incumbent leader; Samsung is focused on inhouse & Google smartphone products; Mediatek is focused on smartphone products including China customers

Sequans Communications: Focused on low-end IoT apps; Sequans not expected to ship 5G until late 2024 at earliest

GCT: **Full-featured 5G/4G lineup leveraging proprietary multi-antenna modem technology**

Note: Categorization of suppliers are based on GCT management estimates

4G/5G SoC is a high-level technology that requires complete design solutions including baseband modem, RF chip and a protocol stack

1. Wireless modem algorithm development & verification
2. RF transceiver IC development & optimization
3. Wireless modem IC development & optimization
4. Support international standard & operator standard protocol
5. Develop optimal HW/SW solution
6. Know-how in operator certification process & field test

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 13

GCT Semiconductor, Inc. 68 79 87 97 100 97 84 71 63 22 36 61 100 147 195 238 2021 2022 2023E 2024E 2025E 2026E 2027E 2028E 2020 2021 2022 2023E 2024E 2025E 2026E 14 Fixed wireless access (FWA) is the rising star of 5G, accounting for a projected 30% of all mobile network traffic by 2028 (1) Global FWA connections will triple worldwide to 300 million from 2022 to 2028 (1) 245 (1) wireless service providers offer FWA globally today 50% (1) of FWA launches in 2028 will occur in emerging markets 17% (1) of all broadband connections were already for FWA in 2022 Global FWA Connections Forecast (millions) (1) U.S. FWA Subscriber Forecast (millions) (2) 266 301 231 197 161 133 109 89 72 5G FWA connections 4G and other tech FWA connections Verizon T - Mobile AT&T Other 1.0 4.0 8.7 13.1 18.5 22.5 Majority of FWA service expected to be delivered via 5G as early as 2025 (1) Ericsson Mobility Report, June 2023 (2) Public company filings Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT's proprietary multi-antenna technology is uniquely suited to relieve carriers' looming network overloads arising from rapid FWA adoption



8A
4A
2A
Traditional
2-Antenna CPE
Advanced
Multi-Antenna CPE

#A: Antenna

CPE Performance		100% ~ 200% speed improvement, more than 2x better coverage(3)
Network Capacity		Network capacity scales with terminal device replacements without requiring base station performance improvements or additional small cell deployments
Operator CAPEX	**High Cost:** Requires expensive outdoor CPE (difficult to install)	**Low Cost:** can install multiple low-cost indoor CPEs

(1) The Brattle Group, April 2023
(2) Signals Research Group, December 2022
(3) Based on GCT estimates

"Fixed wireless access would likely be the first service to be impacted" by network overloads [1]
– The Brattle Group

"MU-MIMO yields throughput gains as high as 75% compared to single-user MIMO" [2]
– Signals Research Group

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 15

Vital to Verizon

GCT is one of only a few 5G chipset suppliers supporting Verizon's data-centric device business[1]



Verizon FWA home router

- Verizon has been a GCT end-customer for over 12 years
- Verizon & GCT entered into a JDA agreement in 2020 covering the design and production of 5G chipsets for FWA, mobile broadband and modules
- GCT expects to begin shipping 5G silicon under this JDA in Q3 2024
- GCT expects its chipset to be the only 4G/5G solution with an 8-antenna feature contracted and certified by Verizon[1]

	CATEGORY	SUB-CATEGORY	GCT		QUALCOMM		MEDIATEK		SEQUANS		ALTAIR	
	4G IoT	CAT-1	GDM7243S/ST	✓	MDM9207	✓			Calliope	✓	ALT1160	✓
		CAT-M1/NB1	GDM7243i	✓	MDM9205	✓			Monarch	✓	ALT1250/1350	✓
	4G LTE	CAT-4	GDM7243S/ST	✓	MDM9207	✓			Colibri	✓		
		CAT-6 (4.5G)	GDM7243Q/QT	✓	SDX7	✓			Cassiopeia(No 4x4)	✓		
8R-4T		CAT-12 (4.75G)	GDM7243A/A+	✓	SDX12	✓						
	5G	High-end	GDM7259X	✓	SDX70/SDX65	✓	T80	✓				
		Mid-end	GDM7265X	✓	SDX55 (no 8R)	✓	T70	✓	Taurus			
		Low-end	GDM7262X	✓	SDX62	✓						

8R-4T: 8 Antenna receive – 4 Antenna transmit support. GCT competitive edge

✓ Verizon chipset certified ✓ Verizon Contract
✓ For sale to Non-Verizon US operators

(1) Based on GCT management estimates

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 16

GCT Semiconductor, Inc. 17 Business Overview Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

An established wireless silicon vendor with a long history of successful commercializations

4G CAT3 · 4G CAT4 · 4G CAT4 + AP · 4.5G CAT6 · 4.75G CAT12

Verizon

CAT3
- USB dongle
- Smartphone
- Mobile router

CAT6
- VoLTE Box

CAT4
- Module
- Outdoor CPE
- Smart meter
- eMBMS tablet

CAT12
- Mobile router

KDDI / UQ WiMAX

CAT4
- Mobile router

CAT6
- Mobile router WX01
- Mobile router WX02
- Indoor CPE

CAT12
- Mobile router WX04
- Mobile router WX05
- Indoor CPE Home 01
- Mobile router WX06

Sprint / T-Mobile

CAT4
- Mobile router
- Indoor CPE
- USB dongle

CAT6
- Indoor UE relay MagicBox Gen1

CAT12
- Outdoor UE relay Mini Macor Gen2
- Sprint MagicBox
- Sprint Trebl™

LG / kt / SK telecom

CAT1
- M2M CPE

CAT4
- AI Speaker
- AI Translator

CAT4
- Mobile router
- M2M CPE
- Beam projector

CAT6
- Mobile router

Introduction • Market Opportunity • **Business Overview** • Transaction Overview and Peer Benchmarking GCT Semiconductor, Inc. 18

GCT Semiconductor, Inc. 19 Current traction and key 5G milestones Designed in x Certified x Qualified x Shipped in volume x Select 4G Certifications Completed 5G shipped in volume 2023 1H 2024E 2H 2024E 2025E+ x GCT Today: Key 4G Chipset Supplier Path to 5G Mass Production Complete 5G chipset development x Lab testing with customers & complete certification x Top 5G Customers Market expansion x Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

4G portfolio and anticipated 5G roadmap

GDM7243 A/A+
4G CAT12, 2CA 4x4MIMO, 8Rx, 28nm

GDM7243Q
4G CAT7, 4x4MIMO, 28nm

GDM7243S
4G CAT1/4, Dual CPU, 40nm

GDM7243i
4G CAT-M1/CAT-NB1, 40nm

NR Ultra GDM7259X
Rel16/17 8CA 5G Modem + 4G CAT19
Octa Core CPU – 8nm
High performance eMBB, URLLC

NR Standard GDM7265X
Rel16/17 4CA 5G Modem + 4G CAT15
Octa Core CPU – 8nm
Main stream eMBB, URLLC

NR Lite GDM7262X
Rel17 2CA 5G Modem + 4G CAT7
Quad Core CPU – 8nm
Low cost eMBB, URLLC

NR Redcap GDM7235X
Rel17 Redcap 5G Modem + 4G CAT4
Quad Core CPU – 8nm
5G IoT RedCap

NR Standard+ GDM7275X
Rel17 6CA 1024QAM 5G Modem +
4G CAT15 Octa Core CPU– ≤ 8nm
High performance eMBB, URLLC
Main stream eMBB, URLLC

In Production	2024E				2025E			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

■ In Production ■ Development ■ Planning

Introduction • Market Opportunity • **Business Overview** • Transaction Overview and Peer Benchmarking
GCT Semiconductor, Inc. 20

Highly differentiated & innovative modem architecture

Unlike traditional DSP-based modem solutions, GCT employs a **scalable modular modem design** based on optimized data-flow dedicated hardware engines



d GDM7259X NR Ultra
c GDM7265X NR Standard
b GDM7262X NR Lite
a GDM7235X Redcap



d GDM7259X – NR Ultra
Time Domain Processor TDP#4
DLP#4
Frequency Domain Processor FDP#4
Time Domain Processor TDP#5
DLP#5
Frequency Domain Processor FDP#5
Time Domain Processor TDP#6
DLP#6
Frequency Domain Processor FDP#6
Time Domain Processor TDP#7
DLP#7
Frequency Domain Processor FDP#7
HARQ
Chest
c GDM7265X – NR Standard
Time Domain Processor TDP#2
DLP#2
Frequency Domain Processor FDP#2
Time Domain Processor TDP#3
DLP#3
Frequency Domain Processor FDP#3
HARQ
b GDM7262X – NR Lite
Time Domain Processor TDP#1
RF/RF IF
Filters
Calibration
MSR
FFTs
CHEST
DLP#1
RISC-V
Frequency Domain Processor FDP#1
PDCCH
PBCH
CSI
DATAFLOW BUS : CONTROL + DATA
MMSE IRC
QRD MLD
PDSCH DEC
HARQ
HARQ MEM
Inter-DEC
Inter-Chest
a GDM7235X – Redcap
Time Domain Processor TDP#0
RF/RF IF
Filters
Calibration
MSR
FFTs
CHEST
DLP#0
RISC-V
Frequency Domain Processor FDP#0
PDCCH
PBCH
CSI
DATAFLOW BUS : CONTROL + DATA
MMSE IRC
QRD MLD
PDSCH DEC
HARQ
HARQ MEM
Inter-DEC

Introduction • Market Opportunity • **Business Overview** • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 21

GCT Semiconductor, Inc. 22 GCT’s 5G lineup with innovative leading - edge technology provides cost advantages in addition to full performance Multi - antenna modem with scalable and dedicated hardware architecture supports GCT’s cost - competitive positioning Scalable product lines with real cost optimization, without de - featuring approach ▪ Different silicon die solution for each product to save real product cost ▪ Adopt innovative, scalable 5G modern architecture to expand different product SKUs with minimum design effort and cost Cheaper wafer process node due to dedicated optimized hardware modem engine With dedicated optimized hardware architecture, the advanced 8 antenna Rx feature has been implemented with full performance mode even in cheaper wafer process node, without trade - off of performance and complexity Flexible mmWave RF architecture to accommodate multiple solutions GCT’s modem is designed to support multiple 3 rd party mmWave RF vendors such as Movandi, Anokiwave, Siver, etc. as well as GCT’s own solution. As each vendor has their own advantage on the range of mmWave RF performance factors, customers have more options compared to a single SKU Embedding network processor feature and multi - gigabit interface integration GCT’s modem solution provides not only modem connectivity, but networking function on the modem, incl. WiFi or ethernet interface from 4G product lines. This is an essential feature of FWA, and can save a total solution cost by eliminating an extra network processor or interface ASIC in the platform Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

Go-to-market strategy relies on mix of OEM/ODM customers and wireless operators globally

Mature customer eco-system
is essential to GCT's 4G base business and 5G ramp

4.75G GDM7243A/A+

4.5G GDM7243Q/QT

5G GDM7259X/65X
mmWave + sub-6GHz

5G FR1 GDM7265X/62X
sub-6GHz



Original Design Manufacturer (ODM)
Gemtek
SERCOMM
WNC
Wistron NeWeb Corp.
ALPHA
FOXCONN
KZ TECH
ZMTEL
SMAWAVE
AsiaTelco
Original Equipment Manufacturer (OEM)
Airspan
infomark
Franklin Wireless
greenpacket
Orbic
Telrad
NEC
BLINQ NETWORKS
QUCELL NETWORKS
inseego
Ooma
Baicells
NOKIA
ZTE
Operators
KDDI Corporation
UQ Communications Inc.
Verizon Communications Inc.
Sprint Corporation
T-Mobile
Charter Communications
cbrs Alliance
Frontier Communications
Vodafone Group Plc
Orange S.A.
Xplore Inc.
Linkem S.p.A
Imagine Communications
Cyfrowy Polsat S.A.
Play (P4 sp. z o.o)
Entel
Telcel
DirecTV
PLDT, Inc.
Ligado Networks
GoGo Inc.
SoftBank Group Corp.
Rakuten Mobile, Inc.
Bharti Airtel Limited
Dish Network Corporation
Telefónica, S.A.

Introduction • Market Opportunity • **Business Overview** • Transaction Overview and Peer Benchmarking

GCT Semiconductor, Inc. 23

GCT Semiconductor, Inc. 24 Transaction Overview and Peer Benchmarking Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking

Transaction overview

Transaction Highlights

- $661M pro forma enterprise value to the market including up to 20.0M of performance-based earnout shares to existing GCT shareholders vesting equally over three tranches: share price triggers of (1) $12.50, (2) $15.00, (3) $17.50[(a)]
- $461M pro forma enterprise value to the market at close[(b)]
- $62M pro forma cash on balance sheet assumes: $43M PIPE from existing and new investors, up to $43M in cash held in SPAC trust, and $25M of transaction expenses[(c)(d)]
- Significant sponsor alignment with 1.9M (22%) founder shares subject to forfeiture and 30% of private placement warrants forfeited at close
- GCT rollover equity shareholders will retain at least ~64% ownership at close[(b)(d)]

Sources and Uses[(e)]

Sources	
Common Stock Issued to GCT at Close[(b)(c)]	$310
PIPE	43
Cash Held in Trust[(d)]	43
Rollover of Existing Debt[(c)]	40
Total Sources	**$437**

Uses	
Common Stock Issued to GCT at Close[(b)(c)]	$310
Cash to Pro Forma Balance Sheet	62
Rollover of Existing Debt[(c)]	40
Total Estimated Transaction Expenses	25
Total Uses	**$437**

Pro Forma Ownership

	PF Shares	Ownership
GCT Rollover Equity Shareholders[(b)(c)]	31.0	64.3%
PIPE Investors[(g)]	7.9	16.3%
CNDB Initial Stockholders[(f)]	5.3	11.0%
CNDB Public Shareholders[(d)]	4.0	8.4%
Pro Forma Total Shares Outstanding	**48.2**	**100.0%**

Total Equity Value @ $10.00 / share	**$482**
Less: Pro Forma Net Cash[(c)(e)]	(21)
Pro Forma TEV	**$461**


8.4%
11.0%
16.3%
64.3%
GCT Rollover Equity Shareholders
Common PIPE Investors
CNDB Initial Shareholders
CNDB Public Shareholders

($USD in Millions, except share price) (a) GCT earnout triggers hit when share price exceeds threshold for 20/30 trading days beginning 90 trading days post-close and with measurement period starting 60 days post-close. (b) Excludes 20.0M GCT earnout shares. $310M valuation includes aggregate vested ESOP on a net-exercised basis and $46M conversion of outstanding convertible notes. (c) Assumes $40.2M of existing net debt post conversion of convertible debt. (d) Assumes 0% redemptions of $43M trust and includes interest. (e) Numbers may not tie due to rounding. (f) Assumes 62% of founder shares ("FS") and 40% of private warrants vesting at close, ~1.9M (22.5%) of Sponsor's FS and 30% of private warrants used to incentivize capital commitments. 30% of private warrants forfeited at close and ~1.9M (22.5%) of Sponsor's FS subject to forfeiture. (g) PIPE ownership reflects transfer of ~1.4M incentive founder shares but does not include out-of-the-money incentive warrants. PIPE investor commitments participating at 33% discount to deal value with portion of investment that funds as pre-close CVT converting concurrent with close.

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking GCT Semiconductor, Inc. 25

GCT selected public companies[1]

Company	Price 11/02/23	% of 52-Wk High	Diluted Mkt Cap	Enterprise Value	Revenue Growth CY2023	Revenue Growth CY2024	Revenue Growth CY2025	2024 Margins Gross	2024 Margins EBITDA	2025 Margins Gross	2025 Margins EBITDA	EV / Revenue CY2024	EV / Revenue CY2025	EV / EBITDA CY2024	EV / EBITDA CY2025
Precedent Semi De-SPACs															
Navitas Semiconductor Corporation	$5.82	53.7%	$1,126.3	$954.9	102.3%	86.8%	90.5%	45.2%	NM	45.5%	10.5%	6.7x	3.5x	NM	33.2x
Transphorm, Inc.	2.57	34.2	161.4	161.0	14.8	84.9	37.1	25.1	NM	29.2	NM	4.2	3.0	NM	NM
				Mean	**58.6%**	**85.9%**	**63.8%**	**35.2%**	**NM**	**37.4%**	**10.5%**	**5.4x**	**3.3x**	**NM**	**33.2x**
				Median	**58.6**	**85.9**	**63.8**	**35.2**	**NM**	**37.4**	**10.5**	**5.4**	**3.3**	**NM**	**33.2**
Wireless and Telecomm Semis															
Espressif Systems (Shanghai) Co., Ltd.	$14.06	63.3%	$1,177.0	$1,063.0	6.7%	33.8%	28.6%	40.6%	11.5%	41.0%	14.2%	4.0x	3.1x	35.1x	22.1x
MACOM Technology Solutions Holdings, Inc.	72.75	86.0	5,286.4	5,341.5	(10.3)	12.0	14.3	61.3	35.0	62.7	36.2	7.6	6.7	21.9	18.5
MediaTek Inc.	26.83	100.0	42,737.6	37,062.5	(26.0)	17.8	15.6	47.0	21.7	46.5	22.2	2.4	2.1	11.0	9.3
Qorvo, Inc.	85.48	75.3	8,530.4	9,834.3	(17.4)	18.1	6.4	44.0	27.7	46.4	29.1	2.5	2.3	8.9	7.9
QUALCOMM Incorporated	117.36	84.8	130,973.8	137,786.8	(16.7)	4.8	10.7	56.4	32.9	56.5	33.4	3.7	3.3	11.2	9.9
Skyworks Solutions, Inc.	89.50	72.8	14,274.6	15,250.4	(10.8)	8.1	8.5	48.8	39.5	50.9	42.0	3.0	2.7	7.5	6.5
Silicon Laboratories Inc.	88.27	45.7	2,897.7	2,471.8	(22.4)	(13.6)	30.7	57.5	14.7	57.4	18.5	3.6	2.8	24.5	14.9
Wolfspeed, Inc.	34.35	36.6	4,383.0	5,787.4	(0.6)	23.5	43.0	17.9	NM	33.2	19.1	5.4	3.8	NM	19.7
				Mean	**(12.2%)**	**13.1%**	**19.7%**	**46.7%**	**26.1%**	**49.3%**	**26.9%**	**4.0x**	**3.3x**	**17.1x**	**13.6x**
				Median	**(13.7)**	**14.9**	**15.0**	**47.9**	**27.7**	**48.7**	**25.7**	**3.6**	**3.0**	**11.2**	**12.4**
			Composite Mean		**2.0%**	**27.6%**	**28.5%**	**44.4%**	**26.1%**	**46.9%**	**25.0%**	**4.3x**	**3.3x**	**17.1x**	**15.8x**
			Composite Median		**(10.6)**	**17.9**	**22.1**	**46.1**	**27.7**	**46.4**	**22.2**	**3.9**	**3.1**	**11.2**	**14.9**

(1) CapitalIQ and public company filings as of November 2, 2023. Negative multiples, negative margins, and multiples greater than 75.0x are deemed not meaningful or "NM."

Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking
GCT Semiconductor, Inc. 26

GCT Semiconductor, Inc. NM NM 35.1x 21.9x 11.0x 8.9x 11.2x 7.5x 24.5x NM 33.2x 22.1x 18.5x 9.3x 7.9x 9.9x 6.5x 14.9x 19.7x Selected public company valuation benchmarking 27 Enterprise Value Benchmarking 2024 and 2025 Enterprise Value / Sales (1) 2024 and 2025 Enterprise Value / EBITDA (1) Precedent Semi De - SPACs Wireless and Telecomm Semis Precedent Semi De - SPACs Wireless and Telecomm Semis Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking (1) CapitalIQ and public company filings as of November 2, 2023. Negative multiples, negative margins, and multiples greater than 75 .0x are deemed not meaningful or “NM.” 6.7x 4.2x 4.0x 7.6x 2.4x 2.5x 3.7x 3.0x 3.6x 5.4x 3.5x 3.0x 3.1x 6.7x 2.1x 2.3x 3.3x 2.7x 2.8x 3.8x 2024 Metrics 2025 Metrics 2024 Median: 3.9x 2025 Median: 3.1x 2024 Median: 11.2x 2025 Median: 14.9x

GCT Semiconductor, Inc. Selected public company valuation benchmarking 28 Financial Benchmarking 2024E and 2025E EBITDA Margin (1) 2022 – 2025E Revenue CAGR (1) Introduction • Market Opportunity • Business Overview • Transaction Overview and Peer Benchmarking NM NM Precedent Semi De - SPACs Wireless and Telecomm Semis Precedent Semi De - SPACs Wireless and Telecomm Semis (1) CapitalIQ and public company filings as of November 2, 2023. Negative multiples, negative margins, and multiples greater than 75 .0x are deemed not meaningful or “NM.” NM NM 11.5% 35.0% 21.7% 27.7% 32.9% 39.5% 14.7% NM 10.5% 14.2% 36.2% 22.2% 29.1% 33.4% 42.0% 18.5% 19.1% 93.1% 42.8% 22.4% 4.7% 0.2% 1.2% 1.5% 20.6% 2024 Metrics 2025 Metrics

Summary Risk Factors

Risks Related to GCT

- *If the 5G market does not develop or develops more slowly than expected, or if GCT fails to accurately predict market requirements or market demand for 5G solutions, GCT's financial performance will be adversely affected.*
- *GCT's products target primarily certain segments in the 5G markets, including fixed wireless access, mobile broadband, and machine-to-machine (M2M) applications, and if these market segments do not develop or grow as anticipated, or if GCT encounters difficulties in penetrating these market segments, GCT's financial performance will be adversely affected.*
- *GCT may not be able to achieve design wins from customers, including OEMs and ODMs, for its products, which will adversely affect its ability to generate revenue.*
- *GCT's OEM and ODM customers may not be able to generate sufficient businesses or compete effectively in their markets, including sales to telecommunications operators and retail distributors, which will indirectly affect GCT's financial performance.*
- *GCT may encounter difficulties or challenges in meeting its obligations under its 5G development agreements with major customers, which may adversely affect its ability to generate revenue.*
- *GCT is operating in a highly competitive market and may not be able to compete effectively to win sufficient business with its customers.*
- *The average selling prices of semiconductor solutions in GCT's markets have historically decreased over time and will likely do so in the future, which could harm GCT's revenue and gross profits.*
- *GCT may fail to forecast customer demand for GCT's products accurately, which may result in product shortages, delays in product shipments or excess or insufficient product inventory.*
- *Any increase in the manufacturing cost of GCT's products could reduce GCT's gross margins and operating profit.*
- *GCT may not be able to secure sufficient manufacturing capacity to develop and manufacture its products and meet its customers' demand.*
- *GCT does not have supply agreements with its major semiconductor foundries, and if such foundries do not provide sufficient capacity to GCT, GCT may not be able to secure capacity from other third-party foundries timely or at all.*
- *The complexity of GCT's semiconductor solutions could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software, which could reduce the market acceptance for GCT's new semiconductor solutions.*
- *The semiconductor and communications industries are cyclical and have historically experienced significant fluctuations with prolonged downturns, which could impact GCT's operating results, financial condition and cash flows.*
- *GCT relies on a small number of customers for a significant percentage of its revenue, and the loss of, or a reduction in, orders from these customers could result in a substantial decline in its revenue.*
- *The wireless and consumer electronics industry is characterized by short product cycles, significant fluctuations in supply and demand, and rapidly changing technologies, and GCT may not be able to meet these challenges successfully or consistently.*
- *A portion of GCT's sales continues to rely on products serving the 4G markets notwithstanding the growth of the 5G market, and if the decline of 4G markets outpaces the growth of 5G markets for GCT's product, GCT's sales will be negatively impacted.*
- *Changes in current laws or the imposition of new laws regulating the wireless networks and radio frequency emission could impede the sale of GCT's products or otherwise harm GCT's business.*
- *Changes in, and the regulatory implementation of, tariffs or other government trade policies or political conditions could reduce demand for GCT's products, limit its ability to sell its products to certain customers or its ability to comply with applicable laws and regulations.*
- *GCT's failure protect its intellectual property rights adequately could impair its ability to compete effectively or to defend ourselves from litigation.*
- *The enforcement and protection of GCT's intellectual property may be expensive, could fail to prevent misappropriation or unauthorized use of its intellectual property, could result in the loss of its ability to enforce one or more patents, and could be adversely affected by changes in patent laws, by laws in certain foreign jurisdictions that may not effectively protect GCT's intellectual property and by ineffective enforcement of laws in such jurisdictions.*
- *GCT may be subject to claims of infringement or misappropriation of third-party intellectual property rights, and any such infringement or other intellectual property claim made against GCT, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays, or require us to enter into royalty or licensing agreements.*
- *GCT's business depends on international customers, suppliers and operations in Asia, which subjects it to additional risks, including increased complexity and costs of managing international operations and geopolitical instability.*
- *GCT's business operations could be significantly harmed by natural disasters or global epidemics.*
- *GCT may experience a decrease in market demand due to uncertain economic conditions in the United States and in international markets, which has been further exacerbated by the concerns of terrorism, war and social and political instability.*
- *GCT's ability to compete is affected by certain regulatory development that historically has benefited GCT's products, including regulatory restrictions against distribution of similar products by Chinese companies, and changes in such regulatory requirement may adversely affect GCT's sales.*
- *GCT may not be able to manage the growth of its business, including the hiring of a sufficient number of qualified personnel and enhancing its operational infrastructures.*
- *GCT may not be able to raise a sufficient amount of capital to fund and support its business operations.*
- *GCT's indebtedness could adversely affect its cash flows and limit its flexibility to raise additional capital.*
- *Being a public company will increase GCT's administrative costs and divert its management's attention.*

GCT Semiconductor, Inc. 29

Summary Risk Factors

Risks Related to Concord and the Business Combination

- *Directors and officers of Concord have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination.*
- *Concord stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.*
- *The ability of Concord stockholders to exercise redemption rights with respect to a large number of shares could deplete Concord's trust account prior to the Business Combination and thereby diminish the amount of working capital of the ultimate holding company after the transaction ("GCT Pubco").*
- *Concord's initial stockholders, directors, officers, advisors, and their affiliates may purchase shares or public warrants from public stockholders, which may reduce the public "float" of Concord's Class A common stock.*
- *The Business Combination may not be completed by Concord's business combination deadline in its organizational documents, as amended to date, and Concord may fail to obtain an extension of the business combination deadline.*
- *There can be no assurance that the contemplated transaction will achieve GCT's objectives of providing the company with sufficient capital, and if GCT requires additional capital to fund its operations or expected growth, there can be no assurance that GCT will be able to obtain such funds on attractive terms or at all, and GCT Pubco stockholders may experience dilution as a result.*
- *GCT and Concord have incurred and will incur substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting, and financial advisory fees.*
- *While GCT and Concord work to complete the Business Combination, management's focus and resources may be diverted from operational matters and other strategic opportunities.*
- *If PIPE financing is not identified by GCT and Concord, or if identified, is consummated on different terms than those currently contemplated or fails to close and sufficient stockholders exercise their redemption rights in connection with the Business Combination, Concord may lack sufficient funds to consummate the Business Combination.*
- *GCT's operations may be restricted during the pendency of the Business Combination pursuant to terms of the Business Combination Agreement.*
- *The announcement of the Business Combination could disrupt GCT's relationships with its customers, suppliers and others, as well as its operating results and business generally.*
- *Uncertainty about the effect of the Business Combination may affect GCT's ability to retain key employees and integrate management structures and may negatively impact its management, strategy and results of operations.*
- *The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.*
- *GCT Pubco may incur successor liabilities due to conduct arising prior to the completion of the Business Combination.*
- *Subsequent to the completion of the Business Combination, GCT Pubco may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and*
- *impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment.*
- *The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from GCT Pubco's business operations.*
- *GCT's management and current resources may not successfully or effectively manage the transition to a public company.*
- *Future sales of common stock after the consummation of the Business Combination may cause the market price of GCT Pubco's common stock to drop significantly, even if GCT's business is doing well.*
- *Following the Business Combination, outstanding warrants will become exercisable for GCT Pubco's common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to GCT Pubco's stockholders.*
- *GCT Pubco's audited financial position and results of operations may differ materially from the unaudited pro forma financial information presented to investors.*
- *GCT Pubco does not intend to pay cash dividends for the foreseeable future.*
- *GCT Pubco may not meet the NYSE's initial listing criteria, and even if it does, the NYSE may not continue to list GCT Pubco's securities on its exchange; which could limit the ability of investors in GCT Pubco to make transactions in GCT Pubco's securities and subject GCT Pubco to additional trading restrictions.*
- *If the Business Combination's benefits do not meet the expectations of investors or securities analysts, the market price of Concord's securities or, following the consummation of the Business Combination, GCT Pubco's securities, may decline.*
- *If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about GCT Pubco's business, the price and trading volume of its securities could decline.*
- *There has been no prior public market for GCT's securities. The stock price of GCT Pubco's common stock may be volatile or may decline regardless of its operating performance, and you may not be able to resell your shares at or above the subscription price.*
- *GCT Pubco will have broad discretion in the use of the proceeds from the Business Combination and may not use them effectively or in ways with which the investors agree.*
- *Anti-takeover provisions contained in GCT Pubco's restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.*
- *Claims for indemnification by GCT Pubco's directors and officers may reduce its available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.*
- *Legal proceedings may be instituted against the Business Combination, which could delay or prevent or otherwise adversely impact the Business Combination.*
- *Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect GCT's business, including its ability to consummate the Business Combination, and results of operations.*

GCT Semiconductor, Inc. 30

GCT Semiconductor, Inc. 31 GCT Semiconductor, Inc. Investor Presentation November 2023